As filed with the Securities and Exchange Commission on May 25, 2016
  Registration No. 333-202866

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Karaportti 3, P.O. Box 226 FI-00045 NOKIA GROUP Espoo, Finland +358 10 4488000
(Address of principal executive offices)

NOKIA PERFORMANCE SHARE PLAN 2015
 (Full title of the plan)

_______________
Genevieve A. Silveroli
Nokia USA Inc.
6000 Connection Drive
Irving, Texas 75039
+1 (972) 374-3000

(Name, address and telephone number of agent for service)

Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848 7171

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-202866 (the “2015 Registration Statement”) is being filed to provide the restated Terms and Conditions of the Nokia Performance Share Plan 2015 (the “Terms and Conditions”).  The original version of the Terms and Conditions was filed as Exhibit 4.6 to the 2015 Registration Statement.

SIGNATURES

The Registrant.  Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on May 25, 2016.

NOKIA CORPORATION

By:	/s/ Riikka Tieaho	By:	/s/ Saana Nurminen
Name:	Riikka Tieaho	Name:	Saana Nurminen
Title:	Vice President, Corporate Legal	Title:	Director, Corporate and Equity Plans Legal

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed below by the following persons in the indicated capacities on  May 25, 2016.

Members of the Board of Directors

*		Director
Name:	Vivek Badrinath

*		Director
Name:	Bruce Brown

Director
Name:	Louis R. Hughes

Director
Name:	Simon Jiang

*		Director
Name:	Jouko Karvinen

Director
Name:	Jean C. Monty

*		Director
Name:	Elizabeth Nelson

Vice Chairman, Director
Name:	Olivier Piou

*		Chairman of the Board of Directors
Name:	Risto Siilasmaa

*		Director
Name:	Kari Stadigh

President and Chief Executive Officer:

*
Name:	Rajeev Suri

Chief Financial Officer (whose functions include those of Chief Accounting Officer):

*
Name:	Timo Ihamuotila

Authorized Representative in the United States:

/s/ Genevieve A. Silveroli
Name:	Genevieve A. Silveroli

*By:	/s/ Saana Nurminen
Saana Nurminen Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Document

*4.1	Restated Terms and Conditions of the Nokia Performance Share Plan 2015.

*filed herewith